SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2006

OAKMONT ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-51423	20-2679740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Bloomfield Hills Parkway, Suite 240, Bloomfield Hills, Michigan 48304

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 594-0693

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On May 1, 2006, Freedman & Goldberg, P.C. was appointed as the independent accountant for Oakmont Acquisition Corp. (the “Corporation”) for the year ended December 31, 2006, and Goldstein Golub Kellser, LLP (“GGK”) was dismissed as the independent accountant for the Corporation.

The decision to change independent accountants was approved by the Board of Directors of the Corporation on May 1, 2006.

During the fiscal year ended December 31, 2005, there were no disagreements with GGK on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of GGK, would have caused GGK to make reference thereto in its report on the Corporation’s financial statements for such years.

During the fiscal year ended December 31, 2005, there were no “reportable events” with respect to the Corporation as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal year ended December 31, 2005, the Corporation did not consult with Freedman & Goldberg with respect to the Corporation regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The Corporation provided a copy of the foregoing disclosures to GGK prior to the date of the filing of this report and requested that GGK furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements in this Item 4.01. A copy of the letter furnished in response to that request is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 16.1 Letter of GGK, dated May 4, 2006, regarding change in certifying accountant of Oakmont Acquisition Corp.

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKMONT ACQUISITION CORP.
a Michigan corporation
(Registrant)

Date: May 4, 2006	By:	/s/ Michael C. Azar
Michael C. Azar
President (Principal Executive Officer) of
Oakmont Acquisition Corp.

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